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                                                                      EXHIBIT 10


                     THIRD AMENDMENT TO EMPLOYMENT AGREEMENT

         This Agreement, made and entered into on this ____ day of __________, _____, and made effective as of August 13, 2001, by and between ENRON CORP., (Company") and KENNETH L. LAY ("Employee"), is an amendment to that certain Employment Agreement between the parties entered into and made effective on December 9, 1996 (the "Employment Agreement").

         WHEREAS, the parties desire to amend the Employment Agreement as provided herein;

         NOW, THEREFORE, for and in consideration of the covenants contained herein, and for other good and valuable considerations, the parties agree as follows:

         1. Article 1, paragraph 1.2 shall be deleted in its entirety and the following inserted in its place:

                           "1.2 POSITION. During the term of employment under
                  this Agreement, Company shall employ Employee in the position of Chairman of the Board, Chief Executive Officer, and President, or in such other executive positions as the parties mutually may agree."

         2. Article 2, paragraph 2.1 shall be deleted in its entirety and the following inserted in its place:

                           "2.1 TERM. Unless sooner terminated pursuant to other
                  provisions hereof, Company agrees to employ Employee for the period (the "Term") beginning on the Effective Date and ending December 31, 2005, and thereafter for such period, if any, as may be agreed upon in writing by Employee and Company."

         3. Article 3, Section 3.1 is hereby amended in its entirety and the following is inserted in its place:

                           "3.1 BASE SALARY. During the period beginning on the
                  Effective Date and ending on December 31, 1996, Employee shall receive an annual base salary equal to $990,000, which increased to 1.2 million dollars on May 1, 1997 and then increased to 1.3 million dollars on May 1, 1998 through January 31, 2001. For the period beginning February 1, 2001 and ending August 12, 2001, Employee shall receive a minimum annual base salary equal to $975,000. Effective August 13, 2001, Employee's minimum annual base salary shall be increased to $1,000,000.00.


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                  Employee's base salary shall be reviewed annually and may be increased annually and from time to time by the Board of Directors (or the Compensation and Management Development Committee of such Board) in its sole discretion and, after any such change, Employee's new level of base salary shall be Employee's base salary for purposes of this Agreement until the effective date of any subsequent change. Employee's annual base salary shall be paid in equal installments in accordance with Company's standard policy regarding payment of compensation to executives; provided, however, that Employee hereby irrevocable elects and agrees that any base salary payable to Employee pursuant to this paragraph 3.1 in excess of $1,000,000 during any taxable year of Company shall be deferred under Company's 1994 Deferral Plan. Any amounts deferred under Company's 1994 Deferral Plan pursuant to this paragraph 3.1 shall be subject to all of the terms and conditions of such plan, including, without limitation, the time of payment provisions thereof."

         4. Article 8, paragraph 8.14 shall be deleted in its entirety and the following inserted in its place:

                           "8.14 AMENDMENT TO LOAN COMMITMENT AGREEMENT.
                  Effective as of the Effective Date, the Loan Commitment Agreement shall be and is hereby amended as follows: (i) the date "December 31, 2005" shall be substituted for the date "August 31, 1994" in each place such latter date appears in Sections 1.01 and 2.04 of the Loan Commitment Agreement; (ii) the date January 1, 2005 shall be substituted for the dates " February 8, 1999" and "January 1, 1994" in each place such latter dates appear in Sections 2.01 and 2.03 of the Loan Commitment Agreement; and (iii) all references to the Prior Employment Agreement in the Loan Commitment Agreement shall be deleted and references to this Agreement shall be substituted therefor."

         This Agreement is the Third Amendment to the Employment Agreement, and the parties agree that all other terms, conditions and stipulations contained in the Employment Agreement shall remain in full force and effect and without any change or modification, except as provided herein.

         IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the date first above written.

KENNETH L. LAY                              ENRON CORP.


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Date:                                       Name:
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